Exhibit 99(b)

Letter to Registered Holders and DTC Participants

Regarding the Offer to Exchange

LAMAR MEDIA CORP.

Tender of Any and All Outstanding 5 3/8% Senior Notes Due 2024 In Exchange For 5 3/8% Senior Notes Due 2024 Registered Under the Securities Act of 1933

Pursuant to the prospectus dated             , 2014, and any

amendments or supplements thereto

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,

ON             , 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME

MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS

MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depositary Trust Company Participants:

Lamar Media Corp. (the “Company”) is offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the prospectus, dated             , 2014, and any amendments or supplements thereto (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), its 5 3/8% Senior Notes due 2024 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 5 3/8% Senior Notes due 2024 (the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of January 10, 2014, among the Company and the initial purchasers named therein with respect to the Old Notes.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.  Prospectus, dated             , 2014;

2.  The Letter of Transmittal for your use and for the information of your clients;

3.  A form of letter which may be sent to your clients for whom you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4.  IRS Form W-9 (Request for Taxpayer Identification Number and Certification) with Instructions.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent) for the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal. The Company may reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the Old Notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent or information agent, at their respective address and telephone number set forth on the front and back covers of the Letter of Transmittal.

Very truly yours,

LAMAR MEDIA CORP.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL APPOINT OR CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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